UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 7, 2008

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On August 7, 2008, following a recommendation by the Compensation and Human Resources Committee (the “Committee”) of the board of directors of Radian Group Inc. (the “Company”), the Company’s board of directors approved a new executive long-term incentive cash program, titled the Radian Group Inc. 2008 Executive Long-Term Incentive Cash Plan (the “Executive LTI Plan”), and granted an award to each participant under this plan. Participants in the Executive LTI Plan include the Company’s executive officers, including the Chief Executive Officer, and certain other key executives.

2008 Executive Long-Term Incentive Cash Plan

The Executive LTI Plan is structured as a performance-based, long-term, discretionary cash plan that consists of grants of three-year cash performance award opportunities. The Committee administers the Executive LTI Plan and is responsible for, among other items, establishing the target values of awards to participants and selecting the specific performance factors for such awards. At the end of the performance period, the Committee determines in its sole discretion the specific cash payout to each participant, which may range from a minimum of 0% of the target award to 400% of the target award, based on the Committee’s view of the Company’s overall corporate performance, the participant’s performance and the degree to which each of the performance measures has been satisfied. All payouts will be paid in cash in a lump sum (there is no stock awarded under the Executive LTI Plan), net of applicable withholdings.

In general, in the event that a participant’s employment with the Company terminates prior to the conclusion of the three-year performance period, the award under the Executive LTI Plan is deemed forfeited and canceled. However, upon a participant’s death, disability or retirement, the participant or his or her representative may nevertheless be entitled to a payment at the end of the performance period. In the event of a change of control of the Company (as defined in the Executive LTI Plan), awards under the plan will be paid out at 100% of the target level.

2008 Executive LTI Plan Award

In conjunction with adopting the Executive LTI Plan, the Committee granted an initial award to each participant under the plan, with target award opportunities ranging from approximately 45% to 300% of the participants’ base salaries. Performance over the initial three-year performance period, which began July 1, 2008 and ends June 30, 2011, will be measured based on the Company’s: (1) mortgage insurance market share; (2) mortgage insurance credit quality; (3) stock price growth; (4) expense management; and (5) capital management.

With respect to those grants made to the three participants who are “named executive officers” of the Company, the Committee set the target award opportunities as follows: S.A. Ibrahim, Chief Executive Officer – 300% of base salary; Teresa A. Bryce, President of Radian Guaranty Inc. – 175% of base salary; and C. Robert Quint, Chief Financial Officer – 155% of base salary.

The foregoing summary is not a complete description of all of the terms and conditions of the Executive LTI Plan and the 2008 awards under the plan. The Company expects to file the full text of the Executive LTI Plan and the form of 2008 award as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On August 7, 2008, the board of directors of the Company amended the Company’s By-Laws to effect certain changes to the By-Laws, including to:

•

Provide that notices of stockholder-proposed business and director nominations must be submitted at least 90 (but not more than 120) days prior to the anniversary date of the prior year’s annual meeting, and require that a stockholder making a director nomination or bringing other business at a stockholder meeting must be a stockholder of record both at the time of the notice and at the time of the meeting and must appear in person or by proxy at the meeting;

•

Require that business being proposed be a proper subject for action by stockholders under applicable law (and, if implemented, not cause the Company to violate any applicable law or regulation), and prohibit any individual from being appointed, nominated or elected a director of the Company if at that time such person cannot serve as a director without conflicting with any applicable law or regulation;

•

Enhance the information required in stockholder notices of proposed business and director nominations by requiring that such notices: describe any proxies, contracts, understandings or relationships as a result of which the stockholder has the right to vote any Company securities; describe any agreements, arrangements and understandings between the stockholders and any other person in connection with the stockholder business proposals; include any other information that the stockholder would be required to disclose under the federal proxy rules if undertaking a proxy solicitation relating to the proposal or nomination; in the case of a director nomination, disclose all direct and indirect compensation and other material relationships involving the proposing stockholder and the nominee; and describe all of the stockholder’s economic interests in Company securities, including any derivative positions, short positions, hedging and similar transactions, direct or indirect interests in any general or limited partnership which holds Company securities or derivative positions related to Company securities, or performance based fees the stockholder is entitled to receive based on any increase or decrease in the value of the Company’s securities or derivative positions related to the Company’s securities;

•

Require all director nominees to complete the Company’s Director & Officer Questionnaire, and make certain representations to the Company relating to voting commitments, compensation and other economic arrangements and future compliance with the Company’s corporate governance and other applicable policies and guidelines applicable to directors;

•	Provide the chairman of the meeting of stockholders with the express power to adjourn any meeting of the stockholders to any other time or place;

•

Increase the number of directors required to call a special meeting of the board of directors to a majority and clarify that the Company’s board of directors has the ability to fill board vacancies even if less than a quorum of the board remains; and

•

Clarify the Company’s indemnification provisions, including by providing that: directors’ and officers’ rights to indemnification and advancement of expenses are contractual rights that vest immediately upon service, and that any amendment to the indemnification provisions will not affect such rights for any action, omission or claim that took place prior to such amendment; and that the determination of entitlement to indemnification is to be made by a majority vote of the directors not involved in the action, suit or proceeding even though less than a quorum, by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, if the directors choose to do so, or if the indemnity claimant so requests, by independent legal counsel (chosen by the board of directors unless the Company has undergone a “change of control”, in which case, it will be chosen by the claimant) in a written opinion, or by the stockholders.

The By-Law amendment was effective upon approval by the board. The preceding description of the amendment is qualified in its entirety by reference to the prior form of the Company’s By-Laws and to the Company’s Amended and Restated By-Laws, copies of which are filed respectively as Exhibits 3.2(i) and 3.2(ii) to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.2(i)	Amended and Restated By-Laws of Radian Group Inc. (incorporated by reference to Exhibit 3.2 to Radian Group Inc.’s Current Report on Form 8-K dated November 6, 2007 and filed on November 13, 2007).

3.2(ii)	Amended and Restated By-Laws of Radian Group Inc., effective August 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: August 12, 2008	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

	By:	/s/ Richard I. Altman
Richard I. Altman
EVP, Chief Administrative Officer

EXHIBIT INDEX

3.2(i)	Amended and Restated By-Laws of Radian Group Inc. (incorporated by reference to Exhibit 3.2 to Radian Group Inc.’s Current Report on Form 8-K dated November 6, 2007 and filed on November 13, 2007).

3.2(ii)	Amended and Restated By-Laws of Radian Group Inc., effective August 7, 2008.